CLEARWIRE CORPORATION
ATTN: FRED WILLIAMS
4400 CARILLON POINT
KIRKLAND, WA 98033
VOTE BY INTERNET - www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by Clearwire Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Clearwire Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CLRWR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEARWIRE CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.
Vote on Proposals

☒	Please mark votes as in this example.

		For	Against	Abstain

1.	The proposal to approve and adopt the Transaction Agreement and Plan of Merger (the “Transaction Agreement”) dated as of May 7, 2008, by and among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation, and the transactions contemplated therein, including the issuance of the common stock of New Clearwire Corporation.	☐	☐	☐

2.	The proposal to adopt the restated certificate of incorporation of New Clearwire Corporation (which is conditioned on the completion of the merger contemplated by the Transaction Agreement).	☐	☐	☐

3.	The proposal to approve and adopt the New Clearwire Corporation 2008 Stock Compensation Plan.	☐	☐	☐

4.	The proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposals above.	☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4 and in the discretion of the proxies upon such other business as may properly come before the special meeting or any adjournment or postponement thereof, except to the extent such discretionary authority is withheld below.
Unless you check the box below, to the extent that you have not voted on a matter in person or by proxy, the proxies are authorized to vote in their discretion upon any matter as may properly come before the special meeting and any adjournment or postponement of the special meeting.
☐ WITHHOLD AUTHORITY

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Materials Election
As of July 1, 2007, SEC rules permit companies to send you a Notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.	☐

	Yes	No

Please indicate if you plan to attend this special meeting.	☐	☐
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CLEARWIRE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
________, 2008
The stockholder(s) hereby appoint(s) Benjamin G. Wolff and Broady R. Hodder, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote all of the shares of Common Stock of Clearwire Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Pacific Daylight Time on ___, 2008, at the Woodmark Hotel, Marina Room, 1200 Carillon Point, Kirkland, Washington, and at any adjournment or postponement thereof, upon all subjects that may properly come before the special meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.
Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, EXCEPT TO THE EXTENT SUCH DISCRETIONARY AUTHORITY IS WITHHELD BELOW.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE